  Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of the Effective Date (as defined below) between the undersigned Seller (as defined below) and the undersigned Buyer (as defined below).

1.
Summary of Terms and Defined Terms. The following summary of terms and defined terms are hereby incorporated into this Agreement:

SUMMARY OF TERMS AND DEFINED TERMS
A. Seller and Seller’s Notice Information:	The ARC Investment Trust, a South Carolina trust (“Seller”) 4220 Augusta Road Lexington, SC 29073 Attention: Al Cox Telephone: (803) 730-5575 Email: acox271929@aol.com
B. Buyer and Buyer’s Notice Information:
MHP Pursuits LLC, a North Carolina limited liability company (“Buyer”)
136 Main Street
Pineville, North Carolina 28134
Attention: Adam Martin
Telephone: (980) 273-1702 x239
Email: adam@mhproperties.com

C. Property Name and Address:
Paradise Gardens, 2700 Oakwood Drive, West Columbia, SC 29169
Hyler Acres, 300 Cardinal Drive, Lexington, SC 29073
Hermitage Pond, 305 Hermitage Road, Lexington, SC 29072
Davis Estates, 4216 Augusta Road, Lexington, SC 29073
Hidden Valley, 100 Hidden Valley Drive, Lexington, SC 29073

D. General Description:
Five Mobile Home Parks with a total of 181 home sites located on approximately 39.34 acres as described on Exhibit “A” attached hereto (the “Land”) and 155 Park-Owned Homes (as defined below) as described on Exhibit “C” attached hereto

E. Property Tax ID Number(s):	Paradise Gardens (004597-04-006) Hyler Acres (005696-01-039) Hermitage Pond (005300-07-091) Davis Estates (005627-04-005) Hidden Valley (004598-02-001)
F. Purchase Price:	$6,500,000 (the “Purchase Price”)
G. Closing Date:
Thirty (30) days after the last day of the Due Diligence Period or such earlier date as may be agreed upon by the parties in writing (the “Closing Date”) as the Closing Date may be extended in accordance with Exhibit “B” attached hereto.

H. Title Company; Holder of Earnest Money	Stewart Title Guaranty Company (“Title Company” or “Holder”) 5935 Carnegie Boulevard, Suite 301 Charlotte, North Carolina 28209
I. Effective Date of this Agreement:	August 1, 2019 (the “Effective Date”), which shall be the later of the dates that Buyer and Seller have executed this Agreement as set forth below their signatures attached hereto.
J. Earnest Money:	$15,000 (the “Earnest Money”)
K. Due Diligence Period:
Thirty (30) days after the date that Seller has completed delivery to Buyer of the Due Diligence Materials (as defined in Exhibit “B” attached hereto) as confirmed in writing by the parties in accordance with Section 5; then an additional forty five (45) days for completion of third party reports, with the only contingency during this last 45 day period being the acceptability of completed third party reports (the “Due Diligence Period”);.

L. Buyer’s Broker:	SVN Blackstream (“Buyer’s Broker”) (or insert “None”)
M. Seller’s Broker:	DHP Real Estate, LLC (“Seller’s Broker”) (or insert “None”)
N. Broker’s Commission:
The parties understand and agree that, at Closing, Seller shall pay 3% of the Purchase Price to DHP Real Estate, LLC as a real estate commission.  DHP Real Estate, LLC agrees to pay SVN Blackstream a Co-Op Commission at the time of closing equal to 1.5% of the Sales Price.  The parties represent to each other that neither party has done anything nor will do anything which will entitle any other person or entity to receive any brokerage's fees or real estate commission as a result of the transactions provided for under this Contract, and each party hereto agrees to indemnify the other with respect to any fees or commissions which may be owed to any third party with respect to any breach of this representation.

Buyer(s) Initials:	Seller(s) Initials:

2.
Purchase and Sale. Buyer agrees to purchase and Seller agrees to sell the Property (as defined in Section 2 below) upon the terms and conditions set forth in this Agreement.

3.
Property. Upon and subject to the terms and conditions set forth in this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the following property (collectively, the “Property”):

A.
The Land, together with any and all rights and interests appurtenant thereto, including, but not limited to, all rights, title, and interest in and to adjacent streets, alleys, rights-of-way, and any adjacent strips and gores, water, oil, gas and other mineral rights, and rights-of-way, privileges, licenses and easements; any award made or to be made as a result of or in lieu of condemnation affecting the Property or any part thereof, and any award for damage to the Property or any part thereof by reason of casualty;

B.
All buildings, structures and improvements in, on, over and under the Land, including, without limitation, any and all recreational buildings, structures and facilities, plumbing, heating, ventilating, air conditioning, mechanical, electrical and other utility systems, water and sewage treatment plants and facilities (including wells and septic systems), parking lots and facilities, landscaping, roadways, sidewalks, swimming pools, security devices, signs and light fixtures, which are not owned by campers, guests or tenants (together with the Land, the “Real Property”);

C.
All park models, recreational vehicles, furniture, furnishings, fixtures, equipment, machinery, maintenance vehicles and equipment, tools, parts, recreational equipment, carpeting, window treatments, office supplies and equipment, and other tangible personal property of every kind and description situated in, on, over or under the Land or used in connection with the Property which are not owned by campers, guests or tenants (collectively, the “Personal Property”);

D.
Seller’s interest in and to any intangible personal property, including, without limitation, trademarks and tradenames, telephone numbers and websites owned by Seller and used in connection with the Property (collectively, the “Intangible Property”);

E.
Seller’s interest, as landlord, in and to all leases or other rental or occupancy agreements for the Property (together with any modifications, extensions or renewals thereof, the “Leases”) and Seller’s interest in any related security deposits, security interests and prepaid rents under the Leases;

F.
All mobile home units owned by Seller or its affiliate entities that are situated on the Land (collectively, the “Park-Owned Homes”);

G.
All existing tenant files, Lease files, books and records, promotional and advertising materials, surveys, blueprints, drawings, plans and specifications (including, without limitation, structural, HVAC, mechanical and plumbing, water and sewer plans and specifications), construction drawings, soil tests, environmental reports, appraisals, police reports, and other documentation for or with respect to the Property or any part thereof within Seller’s possession (collectively, the “Property Files”);

H.
Seller’s interest in and to all contracts relating to the use and operation of the Property that Buyer elects to assume and in effect on the Closing Date, including any parking agreements, equipment leases, landscape, trash removal or other maintenance contracts (collectively, the “Contracts”). Without limiting the foregoing, Seller acknowledges and agrees that the Contracts shall exclude any management or third-party leasing or listing agreements, which shall not be assumed by Buyer;

I.
Seller’s interest in and to all warranties and guaranties, if any, applicable to the design or construction of any buildings, structures or other improvements or any equipment on the Land (collectively, the “Warranties”); and

J.
Seller’s interest in and to all governmental licenses, permits and certificates, if any, applicable to the ownership, use, occupancy or operation of the Real Property, to the extent transferable (collectively, the “Licenses”).

4.
Purchase Price and Method of Payment. The Purchase Price shall be paid in U.S. Dollars at Closing in cash or its equivalent which shall only include the wire transfer of immediately available funds, or a cashier's check issued for the closing by a federally insured bank, savings bank, savings and loan association or credit union where the funds are immediately available.

5.
Due Diligence. Buyer has paid Seller the sum of $25.00, the receipt of which is hereby acknowledged by Seller, as option money for Buyer having the right to terminate this Agreement during the Due Diligence Period. Within ten (10) days after the Effective Date, Seller shall deliver to Buyer the Due Diligence Materials to the extent within Seller’s possession. Upon the completion of Seller’s delivery to Buyer of all such Due Diligence Materials, Buyer and Seller shall agree in writing (which may be via e-mail) as to such date of completion of delivery, which shall be the date of commencement of the Due Diligence Period. Prior to Closing, Buyer and Buyer's representatives and agents shall have the right to enter upon Property at Buyer's expense, and at reasonable times, to inspect, survey, examine, and test the Property as Buyer may deem necessary as part of Buyer's acquisition of the Property. Seller shall allow Buyer and its representatives and agents access to, or shall provide documents for review, whichever the case may be, with respect to the Property at all reasonable times and shall cooperate with Buyer’s efforts to conduct the inspections permitted herein. Seller agrees to cooperate in introducing Buyer to vendors, staff and other parties who have experience with the Property’s ongoing operations. Buyer shall indemnify and hold Seller harmless from and against any and all claims, injuries and damages to persons and/or property arising out of or resulting from the exercise of Buyer’s inspection rights; provided, however, Buyer’s indemnity obligations shall not extend to any claims, injuries or damages resulting from or relating to (i) any action of Seller or its agents or representatives or (ii) any existing environmental contamination or other conditions with respect to the Property that may be discovered by Buyer as the result of its investigations. During the Due Diligence Period, Buyer may evaluate the Property, the feasibility of the transaction, the availability and cost of financing, and any other matters of concern to Buyer. Buyer shall have the right to terminate this Agreement by delivering notice to Seller at or before 11:59 p.m. Eastern time on the last day of the Due Diligence Period, if Buyer determines, for any reason or no reason, that it is not desirable to proceed with the transaction. In such event, Holder shall promptly refund the Earnest Money to Buyer, and neither party shall have any further obligations or liability under this Agreement except as expressly provided in this Agreement.

6.
Earnest Money.  Buyer shall deposit the Earnest Money with Holder within ten (10) days after the commencement of the Due Diligence Period, to be held in escrow and to be applied to the Purchase Price at Closing, or refunded to Buyer if Buyer terminates this Agreement in accordance with the terms hereof. If Buyer defaults in its obligation to close and pay the Purchase Price, Seller shall be entitled to receive the Earnest Money as liquidated damages.

7.
Seller’s Pre-Closing Covenants; Conditions to Closing.

A.
Seller’s Pre-Closing Covenants. Seller agrees as follows with respect to the period from the Effective Date until the Closing Date:

1.
Seller shall not commit or permit waste upon the Property.
2.
Seller shall not, directly or indirectly, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any person, other than Buyer, relating to the acquisition of the Property from Seller, in whole or in part.
3.
Seller will not engage in any practice, take any action, or enter into any transaction outside the ordinary course of business with respect to the Property. Without limiting the generality of the foregoing, Seller shall not:
a.
Sell, lease, transfer or otherwise dispose of, or mortgage or pledge, or impose or suffer to be imposed any lien on, any of the Property, except in the ordinary course of business consistent with past practice;
b.
Cancel any debts owed to or claims held by Seller (including the settlement of any claims or litigation) or incur additional debt for borrowed money, or incur any obligation or liability (fixed, contingent or otherwise), in each case, other than in the ordinary course of business consistent with past practice;
c.
Delay or accelerate payment of any account payable or other liability of the business related to the Property beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;
4.
Seller shall not enter into any Contract pertaining to the Property which cannot be terminated at or prior to Closing. Except for any Contract that Buyer expressly elects to assume at Closing, Seller shall be responsible for terminating all Contracts as of the Closing Date, including the payment of any early termination fees or other charges in connection with such termination.
5.
Seller shall cooperate with Buyer in obtaining all permits and licenses required by all applicable governmental authorities to operate the Property as a mobile home park.
6.
Seller will not apply for or agree to any change in the zoning or the assessed value or other tax treatment of the Property.

B.
Conditions for the Benefit of Buyer: The obligation of Buyer to consummate the transaction contemplated herein is conditioned upon the satisfaction of the following conditions precedent as of the Closing Date:

1.
All representations and warranties of Seller made herein shall remain true and correct;
2.
Seller shall have performed all covenants undertaken by Seller in this Agreement to be performed by Seller at or prior to Closing;
3.
There shall have been no material adverse change in the physical condition of Property, except as may otherwise be expressly provided for under this Agreement;
4.
The Title Company shall issue to Buyer (and Buyer’s lender, as applicable) a title insurance policy (or a marked binder therefor) with all standard exceptions deleted and subject only to the Permitted Exceptions; and
5.
All utilities necessary to serve the Property for its use as a mobile home park shall exist and be available within public rights-of-way (or via private easements) and no governmental moratorium or service restriction shall exist that would prevent Buyer from using the Property as a mobile home park.

C.
Conditions for the Benefit of Seller: The obligation of Seller to consummate the transaction contemplated herein is conditioned upon the satisfaction of the following conditions precedent as of the Closing Date:

1.
All representations and warranties of Buyer made herein shall remain true and correct; and
2.
Buyer shall have performed all covenants undertaken by Buyer in this Agreement to be performed by Buyer at or prior to Closing.

8.
Obligations at Closing:

A.
Seller’s Obligations at Closing. At Closing, Seller shall deliver to Buyer (or to the Title Company acting as the closing escrow agent) executed originals of the following documents (“Seller’s Closing Documents”):

1.
Special Warranty Deed (or equivalent limited warranty deed) conveying title to the Property subject only to the Permitted Exceptions (as defined below);

2.
If requested by Buyer, a non-warranty deed conveying the Property using the legal description from Buyer’s current survey of the Property, if applicable;

3.
Bill of Sale and General Assignment transferring Seller’s right, title and interest in the Personal Property, the Intangible Property, the Property Files, the Warranties and the Licenses to Buyer, which shall include a warranty that Seller has not transferred, assigned or pledged such items to any other party (except in connection with any loan that will be paid in full by Seller at or prior to Closing);

4.
An Assignment and Assumption Agreement whereby Seller assigns all of its right, title and interest in the Leases and any Contracts that Buyer elects to assume, and Buyer accepts and assumes Seller’s obligations under the Leases and any such Contracts from and after the Closing Date (together with all originals of the Leases and such Contracts that are within Seller’s possession);

5.
FIRPTA Affidavit (indicating that Seller is not a “foreign person” as that term is defined in Section 1445 of the Internal Revenue Code of 1986);

6.
A certification for Form 1099-S, a Form W-9 and such other documents as may reasonably be requested by Buyer or the Title Company;

7.
A “bring-down” certificate reaffirming that Seller’s representations and warranties in this Agreement are true and correct as of the Closing Date;

8.
Closing Statement reflecting the Purchase Price and the prorations and adjustments provided herein;

9.
All certificates of title and other documents for the transfer of title to the Park-Owned Homes as more particularly set forth in Section 19 hereof;

10.
All other documents that Seller must execute to cause the Title Company to issue to Buyer (and Buyer’s lender, as applicable) a title insurance policy with all standard exceptions deleted and subject only to the Permitted Exceptions (including, without limitation, an owner’s affidavit from Seller in the form customarily used in commercial real estate transactions); and

11.
Evidence reasonably satisfactory to the Title Company of Seller’s valid existence and good standing and due and proper authorization and power to perform its obligations hereunder.

B.
Buyer’s Obligations at Closing. At Closing, Buyer shall deliver to Seller (or to the Title Company acting as the closing escrow agent) the balance of the Purchase Price subject to the adjustments and prorations set forth in this Agreement, together with counterpart executed originals of any Seller’s Closing Documents that may require Buyer’s signature, as applicable.

9.
Costs.

A.
Seller's Costs: Seller shall pay (i) all transfer taxes with respect to the Property; (ii) the cost of recording the deed for the Property and any title curative document, including any satisfaction or release of any mortgage, deed of trust or other lien and any financing statement termination; (iii) the fees and expenses of Seller's counsel and consultants;.

B.
Buyer's Costs: Buyer shall pay (i) the fees and expenses of Buyer's counsel and consultants; (ii) any costs in connection with Buyer's inspection, title examination and survey of Property and any costs associated with obtaining financing for the acquisition of Property (including any mortgage tax and the cost of recording Buyer's loan documents); (iii) any costs of owner's or lender's title insurance for Buyer or its lender; and (iv) any escrow fees or closing disbursement fees charged by the Title Company.

10.
Closing Prorations and Credits.

A.
Ad valorem property taxes and any other governmental fees and assessments, property owner association fees and assessments, and any utility bills for which service cannot be terminated as of the Closing Date, together with rents and any other items of income and expense for the Property for the calendar year (or for any other applicable time period) in which the Closing takes place shall be prorated as of the Closing Date. In the event ad valorem property taxes are based upon an estimated tax bill or a tax bill under appeal, Buyer and Seller shall, upon the issuance of the actual tax bill or the appeal being resolved, promptly make such financial adjustments between themselves as are necessary to correctly prorate such taxes. Any pending tax appeal shall be deemed assigned to Buyer at closing.

B.
All rents and prepaid rents and other recurring operating income and prepaid income (including, without limitation, any cable television or other utility or entertainment carrier or provider income or door fees or future payment rights and any utility costs attributable to the period prior to the Closing Date that have been passed on to and are payable by a tenant) with respect to the Property shall be prorated as of the Closing Date and those rents and income attributable to the period prior to the Closing Date shall be allocated to Seller and those rents and income attributable to the period on and after the Closing Date shall be allocated to Buyer. All rents payable for the month of Closing (including any such rents that are unpaid as of the Closing Date) shall be prorated as of the Closing Date and Buyer shall receive a credit against the Purchase Price for Buyer’s prorated share of such rents; provided, if Buyer subsequently receives any such rents that were unpaid as of the Closing Date and were prorated for the month of Closing, Buyer shall deliver such rents to Seller. All rents that are thirty (30) days or more delinquent shall not be prorated, and any such delinquent rents collected after Closing shall be payable to Buyer. All payments or prepayments of rents or other income or compensation attributable to the Property for the period subsequent to Closing collected or received or retained by Seller will be delivered to Buyer or credited against the Purchase Price.

C.
Effective as of the Closing Date, Buyer will assume all liabilities of Seller for security deposits under the Leases, and such security deposits shall be a credit against the Purchase Price.

D.
Buyer’s and Seller’s obligations under this Section 10 to make any adjustments to prorations or to deliver any rents or income to each other, as applicable, shall survive the Closing.

11.
Title.

A.
Warranties of Seller. Seller warrants to Buyer that at Closing, Seller shall convey good and marketable fee simple title to the Property to Buyer, subject only to the following exceptions (the “Permitted Exceptions”):

1.
The lien of ad valorem taxes that are not yet due and payable; and
2.
The title exceptions appearing in Buyer’s title commitment for the Property (as last revised by the Title Company) for which Buyer does not make or waives any Title Objection (as defined below) or any Additional Title Objection (as defined below) in accordance with this Agreement.

For the avoidance of doubt, the Permitted Exceptions shall exclude the following matters (regardless of whether Buyer makes any Title Objection or Additional Title Objection with respect to such matters) (collectively, the “Mandatory Cure Items”): (i) any existing deeds of trust, mortgages, liens or other monetary encumbrances affecting the Property; (ii) delinquent taxes or assessments; (iii) unrecorded leases or possessory rights, except as set forth in the current rent roll for the Property; and (iv) liens or potential lien rights for any contractors, materialmen or brokers.

B.
Title Objections.

1.
Prior to the expiration of the Due Diligence Period, Buyer may obtain a title insurance commitment and a current survey of the Property, and Buyer may notify Seller of any objections to title or survey matters affecting the Property (“Title Objections”). Seller may elect, by written notice to Buyer, to remove or cure any such Title Objection at or prior to Closing (a “Cure Item”). If Seller does not agree in writing to remove or cure any Title Objection within five (5) days after Buyer’s delivery of such Title Objection, then Seller shall be deemed to have elected not to remove or cure such Title Objection, and any time thereafter Buyer may elect to (i) terminate this Agreement by delivering written notice thereof to Seller, in which event Holder shall promptly refund the Earnest Money to Buyer, and neither party shall have any further obligations or liability under this Agreement except as expressly provided in this Agreement or (ii) waive such Title Objection and proceed to Closing. Notwithstanding the foregoing or any other provision herein to the contrary, Seller shall be required to satisfy or cure any Mandatory Cure Items at or prior to Closing, regardless of whether Buyer objects to the same, and any such Mandatory Cure Items shall be deemed Cure Items.

2.
Buyer shall have the right to update the title commitment and survey for the Property after the expiration of the Due Diligence Period and prior to Closing. If any such title commitment update or survey update reveals any additional title or survey matters affecting the Property which were not previously disclosed in Buyer’s title commitment or survey, then Buyer may notify Seller of any objections to any such additional title or survey matters (“Additional Title Objections”) notwithstanding the expiration of the Due Diligence Period. Seller may elect, by written notice to Buyer, to remove or cure any such Additional Title Objection at or prior to Closing (an “Additional Cure Item”). If Seller does not agree in writing to remove or cure any Additional Title Objection within five (5) days after Buyer’s delivery of such Additional Title Objection, then Seller shall be deemed to have elected not to remove or cure such Additional Title Objection, and any time thereafter Buyer may elect to (i) terminate this Agreement by delivering written notice thereof to Seller, in which event Holder shall promptly refund the Earnest Money to Buyer, and neither party shall have any further obligations or liability under this Agreement except as expressly provided in this Agreement or (ii) waive such Additional Title Objection and proceed to Closing. Notwithstanding the foregoing or any other provision herein to the contrary, Seller shall be required to remove or cure any Additional Title Objection relating to any title or survey matter that first affects the Property or that first appears in the public record after the Effective Date, and any such title or survey matter shall be deemed an Additional Cure Item.

3.
Seller shall have until the Closing to cure or satisfy all Cure Items and Additional Cure Items, as applicable. If Seller fails to cure any Cure Item or Additional Cure Item, as applicable, at or prior to Closing (and fails to provide Buyer with evidence of Seller's cure satisfactory to Buyer and to the Title Company), then Buyer may elect in its sole discretion by delivering written notice to Seller: (1) to exercise Buyer’s remedies under Section 17.B with respect to such failure by Seller, which shall be deemed a default by Seller under this Agreement; (2) to waive such failure and proceed to Closing; or (3) to extend the Closing Date up to thirty (30) days as determined by Buyer to allow Seller further time to cure such Cure Item or Additional Cure Item, as applicable.

12.
Casualty Prior to Closing. If the Property is damaged or destroyed by fire or other casualty prior to Closing, Seller shall give Buyer prompt notice thereof, which notice shall include Seller’s reasonable estimate of: (1) the cost to restore and repair the damage; (2) the amount of insurance proceeds, if any, available for the same; and (3) whether the damage can be repaired prior to Closing. Within ten (10) days after receiving any such notice from Seller, Buyer may terminate this Agreement by delivering written notice to Seller of such termination. In such event, Holder shall promptly refund the Earnest Money to Buyer, and neither party shall have any further obligations or liability under this Agreement except as expressly provided in this Agreement. If Buyer does not terminate this Agreement within such ten (10) day period, Seller shall promptly make any agreed-upon repairs and replacements in a good and workmanlike manner prior to Closing, and Buyer shall be deemed to have accepted Property with the damage (subject to any such agreed-upon repairs by Seller) and shall receive at Closing: (1) a credit against the Purchase Price for any insurance proceeds which have been paid to Seller but have not been spent on any agreed-upon repairs; (2) an assignment of Seller’s claim for all unpaid insurance proceeds; and (3) a credit against the Purchase Price for any unpaid deductible that may be required in connection with any such unpaid insurance proceeds.

13.
Representations and Warranties.

A.
Seller’s Representations and Warranties: Seller represents and warrants to Buyer as follows:

1.
Seller has full authority to sign this Agreement and all documents to be executed by Seller as contemplated by this Agreement. The individual(s) executing this Agreement and all such documents contemplated by this Agreement on behalf of Seller are duly elected or appointed and validly authorized to execute and deliver the same.

2.
This Agreement constitutes a legal, valid and binding obligation of Seller and, together with each of the documents to be executed by Seller as contemplated by this Agreement, is enforceable against Seller in accordance with its terms.

3.
Seller is duly formed, validly existing and in good standing under the laws of the state of its formation and is qualified to transact business in the state where the Property is located.

4.
Seller’s execution and delivery of this Agreement and Seller’s performance of its obligations in accordance with this Agreement will not constitute a violation, breach or default, nor result in the imposition of any lien or encumbrance upon the Property, under any agreement or other instrument to which Seller is a party or by which Seller or the Property is bound.

5.
Seller owns good and marketable fee simple title to the Property that is insurable, subject only to the Permitted Exceptions.

6.
Seller has not received notice of any legal actions, suits or other legal or administrative proceedings pending or threatened against Seller or the Property, and Seller is not aware of any facts which might result in any such action, suit or other proceeding.

7.
To Seller’s knowledge, the Property does not contain any hazardous wastes, hazardous substances, hazardous materials, toxic substances, hazardous air pollutants or toxic pollutants as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act and the Clean Water Act, and in any amendments thereto, or in any regulations promulgated pursuant thereto, or in any applicable state or local law, regulation or ordinance.

8.
Seller has no knowledge of (i) any condemnation or zoning change affecting or contemplated with respect to the Property; (ii) any changes contemplated in any applicable laws, ordinances or restrictions affecting the use of the Property as a mobile home park; or (iii) any liens or assessments (governmental or private), either pending or confirmed, with respect to sidewalk, paving, water, sewer, drainage or other improvements on or adjoining the Property or with respect to any property owners’ association, declaration or easement agreement (other than the lien of ad valorem property taxes that are not yet due and payable).

9.
To Seller’s knowledge, Seller and the Property have complied and are currently in compliance with all applicable laws, ordinances, regulations, statutes, rules, restrictions and inspection requirements pertaining to or affecting the Property.

10.
There are no Contracts for the Property which are, or will be, a binding obligation of Buyer or that could create a lien, leasehold or other possessory interest, security interest, or encumbrance in or against the Property or any part thereof after the Closing, and Seller will deliver to Buyer true, correct and complete copies and originals of all Contracts as part of the Property Files in accordance with this Agreement. To Seller’s knowledge, each Contract is in full force and effect and there are no defaults or events that with notice or lapse of time or both which constitute a default by Seller or any other party to such Contracts.

11.
There are no Leases other than as provided to Buyer in the Property Files, and Seller will deliver to Buyer true, correct and complete copies and originals thereof in accordance with this Agreement. To Seller’s knowledge, each Lease is in full force and effect and there are no defaults or events that with notice or lapse of time or both which constitute a default by Seller or the tenant under such Leases. Except as expressly provided in the Leases, there are no tenant finish costs, brokerage commissions or other leasing costs paid or payable in connection with any Lease or renewal or expansion thereof.

12.
The Due Diligence Materials delivered by Seller to Buyer in accordance with this Agreement are full, complete and accurate copies of all Due Diligence Materials within Seller’s possession.

B.
Buyer’s Representations and Warranties: Buyer represents and warrants to Seller as follows:

1.
Buyer has full authority to sign this Agreement and all documents to be executed by Buyer as contemplated by this Agreement. The individual(s) executing this Agreement and all such documents contemplated by this Agreement on behalf of Buyer are duly elected or appointed and validly authorized to execute and deliver the same.

2.
This Agreement constitutes a legal, valid and binding obligation of Buyer and, together with each of the documents to be executed by Buyer as contemplated by this Agreement, is enforceable against Buyer in accordance with its terms.

C.
Survival Period. Seller and Buyer agree to promptly notify the other party if, prior to Closing, Seller or Buyer learns that any of its representations or warranties in this Agreement is no longer true or correct in any material respect. Seller’s and Buyer’s representations and warranties in this Section 13 shall be true and correct as of the Effective Date, and shall be deemed true and correct as of the Closing Date as if remade by separate certification at that time, and shall survive the Closing for a period of ninety (90) days after the Closing Date (the “Survival Period”). If Buyer or Seller provides written notice to the other party asserting a breach of any such representation or warranty on or before termination of the Survival Period, then such representation or warranty shall not terminate with respect to the matters described in such written notice until such matters are fully and finally resolved by negotiation, settlement, litigation or other appropriate proceedings.

14.
Brokerage. Buyer and Seller represent and warrant to each other that there are no brokers involved in this transaction except for the Buyer’s Broker (if any) and the Seller’s Broker (if any) listed in Section 1 of this Agreement. Buyer shall defend, indemnify, and hold Seller harmless from any and all claims asserted by any other broker or sales agent as a result of Buyer’s actions in connection with this Agreement. Seller shall defend, indemnify, and hold Buyer harmless from and against any and all claims asserted by any other broker or sales agent as a result of Seller’s actions in connection with this Agreement. These indemnities shall survive the Closing or the termination of this Agreement.

15.
Assignment. Buyer may transfer or assign any or all of its rights and obligations under this Agreement at any time.

16.
Notices.

A.
All Notices Must Be in Writing. All notices required or permitted under this Agreement, including but not limited to amendments, demands, notices of termination and other notices, shall be in writing. A party’s legal counsel may deliver any notice on behalf of such party.

B.
Method of Delivery of Notice. Subject to limitations and conditions set forth herein, notices may only be delivered: (1) in person; (2) by an overnight delivery service; (3) by e-mail; or (4) by registered or certified U.S. mail, prepaid, return receipt requested.

C.
When Notice Is Received. Except as may be provided herein, a notice shall not be deemed to be given, delivered or received until it is actually received by the party to whom the notice was intended or that person’s authorized agent. Notwithstanding the above, (i) any notice deposited with a national overnight delivery service (e.g., FedEx or UPS) shall be deemed received one (1) business day after such notice is deposited with such overnight delivery service and (ii) if the sender of a notice by e-mail receives an automatic reply indicating that the e-mail has been opened, the e-mail notice shall be deemed received at that time.

D.
Address or E-Mail for Receiving Notices: Notices to a party to this Agreement shall only be effective if sent to the e-mail address and/or physical address of such party listed in Section 1 of this Agreement or subsequently provided by such party to the other party hereto in accordance with the notice provisions herein.

17.
Default.

A.
Seller’s Pre-Closing Remedy for Buyer Default. If Buyer defaults in its obligation to close and pay the Purchase Price in accordance with this Agreement, Seller shall be entitled, as its sole and exclusive remedy, to terminate this Agreement and retain the Earnest Money as liquidated damages, in which event the parties shall have no further rights or obligations under this Agreement (except as expressly provided herein with respect to any obligations which are intended to survive the termination of this Agreement). Buyer and Seller agree that, due to the nature of this transaction, it would be impracticable and extremely difficult to fix the actual damages Seller would sustain should Buyer default in its obligation to purchase the Property. Buyer and Seller agree that liquidated damages are appropriate for this transaction and agree that the Earnest Money represents a reasonable estimate of the damages Seller would sustain by virtue of Buyer’s failure to perform its obligation to purchase the Property.

B.
Buyer’s Pre-Closing Remedies for Seller Default. If Seller breaches any representation or warranty under this Agreement or fails to perform any of its obligations under this Agreement, Buyer shall be entitled, as its sole and exclusive remedy prior to Closing, either (a) to terminate this Agreement and receive a refund of the Earnest Money Deposit, and Seller shall reimburse Buyer an amount equal to the out-of-pocket costs incurred by Buyer in connection with the transaction contemplated by this Agreement, which reimbursement obligation of Seller shall survive the termination of this Agreement, or (b) to enforce specific performance of Seller’s obligations under this Agreement. Notwithstanding the foregoing, if, as a result of any intentional or willful default by Seller, the remedy of specific performance is not available to Buyer, then Buyer shall have the right to pursue all remedies available at law or in equity with respect to such intentional or willful default by Seller.

C.
Post-Closing Remedies for Default. If, after the Closing, Seller or Buyer fails to perform any of its obligations which expressly survive the Closing, or if either party discovers a breach of a representation or warranty during the Survival Period, then Seller or Buyer, as the case may be, may exercise any remedies available to it at law or in equity, including specific performance or an action for damages.

D.
Notice and Cure. Notwithstanding any other provision of this Agreement to the contrary, no breach, failure or default by Buyer or Seller (as applicable, the “Defaulting Party”) shall result in the exercise of any rights or remedies with respect to such breach, failure or default, unless and until the Defaulting Party shall be notified in writing by a document from the other party entitled “Notice of Default” (including reasonable specifics about the breach, failure or default), and the Defaulting Party shall have failed to cure the specified breach, failure or default within ten (10) days after receipt of such written notice.

18.
Other Provisions.

A.
Entire Agreement and Modification: This Agreement constitutes the sole and entire agreement between the parties hereto, supersedes all of their prior written and verbal agreements and shall be binding upon the parties and their successors, heirs and permitted assigns. This Agreement may not be amended or modified except upon the written agreement of Buyer and Seller.

B.
Governing Law and Interpretation: This Agreement may be signed in multiple counterparts each of which shall be deemed to be an original. No provision herein, by virtue of the party who drafted it, shall be interpreted less favorably against one party than another. All references to time shall mean Eastern Time. The governing law shall be those of the state in which the Property is located.

C.
Time of Essence: Time is of the essence with respect to this Agreement.

D.
Determination of Time Periods. In calculating any period of time provided for in this Agreement, unless otherwise expressly provided herein, the number of days shall refer to calendar days and not business days. If any day scheduled for performance of any obligation or the last day of any other period of time falls on a weekend or holiday observed by national banks or banks in the state where the Property is located, the day for performance shall be extended to the next business day.

E.
Terminology: As the context may require in this Agreement: (1) the singular shall mean the plural and vice versa; and (2) all pronouns shall mean and include the person, entity, firm, or corporation to which they relate.

F.
Duty to Cooperate: Seller and Buyer agree to do all things reasonably necessary and in good faith before and after Closing (including executing and delivering such additional documents as required by law or as reasonably requested by the other party) to fulfill the terms of this Agreement and carry out the intent and purpose of the parties as set forth in this Agreement.

G.
Electronic Signatures: For all purposes herein, an electronic or facsimile signature shall be deemed the same as an original signature; provided, however, that each party agrees to promptly re-execute a conformed copy of this Agreement with original signatures if requested to do so by the other party.

H.
Tax Deferred Exchange. Upon the request of either party, the parties agree to execute and deliver all documents and perform such acts as are reasonably necessary to enable the transactions contemplated by this Agreement to qualify as a like kind exchange of real property under Section 1031 of the Internal Revenue Code of 1986 (an “Exchange”). The requesting party shall bear all additional expenses incurred by the non-exchanging party arising out of the Exchange which would not otherwise have been attendant to this transaction, and the non-exchanging party shall not be required to incur any additional cost or liability in connection with such Exchange. Closing shall not be delayed as a result of any such Exchange. If the requesting party is unsuccessful in its efforts to structure this transaction as an Exchange, such occurrence shall not be deemed or construed as the failure of a condition precedent to that party’s obligations under this Agreement and Closing shall proceed without the intended Exchange.

I.
Attorneys’ Fees. In the event suit is brought to enforce or interpret all or any part of this Agreement, or if suit is brought for any other relief permitted hereunder, the prevailing party in such suit shall be entitled to recover reasonably attorneys’ fees and costs incurred in connection with such suit to the fullest extent permitted by applicable law.

19.
Intentionally deleted.

20.
Exhibits and Addenda. All exhibits and/or addenda attached hereto, listed below, or referenced herein are made a part of this Agreement. If any such exhibit or addendum conflicts with any preceding paragraph, said exhibit or addendum shall control:

Exhibit “A”
Description of Property
Exhibit “B”
Due Diligence Materials and Special Provisions
Exhibit “C”
List of Park-Owned Homes

[SIGNATURES INCLUDED ON FOLLOWING PAGE]

Buyer(s) Initials:	Seller(s) Initials:

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the Effective Date.

BUYER:

MHP PURSUITS LLC,
a North Carolina limited liability company

By: /s/ Adam Martin

Name: Adam Martin

Title: CIO

Date: July 26, 2019

SELLER:

THE ARC INVESTMENT TRUST

By: /s/ Alva R. Cox

Name: Alva R. Cox

Title: Trustee

Date: July 26, 2019

EXHIBIT A

DESCRIPTION OF PROPERTY

1.
PARADISE GARDENS
A 23 site mobile home park located at 2700 Oakwood Drive, West Columbia, SC, Lexington County. Site consists of 2.7 acres, Tax Map # 004597-04-006.
2.
HYLER ACRES
A 28 site mobile home park located at 300 Cardinal Drive, Lexington, SC, Lexington County. Site consists of 8.08 acres, Tax Map # 005696-01-039.
3.
HERMITAGE POND
A 49 site mobile home park located at 305 Hermitage Road, Lexington, SC, Lexington County. Site consists of 16.4 acres, Tax Map # 005300-07-091.
4.
DAVIS ESTATES
A 11 site mobile home park located at 4216 Augusta Road, Lexington, SC, Lexington County. Site consists of 2.58 acres, Tax Map # 005627-04-005.
5.
HIDDEN VALLEY
A 70 site mobile home park located at 100 Hidden Valley Drive, Lexington, SC, Lexington County. Site consists of 9.58 acres, Tax Map # 004598-02-001.

Buyer(s) Initials:	Seller(s) Initials:

EXHIBIT B

DUE DILIGENCE MATERIALS & SPECIAL PROVISIONS

The following shall be incorporated into this Agreement.

1.
Within ten (10) days after the Effective Date, Seller shall deliver to Buyer copies of the following items to the extent within Seller’s possession (collectively, the “Due Diligence Materials”):

■
Operating financials for YTD and two preceding years; 12-month operating budget
■
Existing Survey, Environmental, Zoning and Title Reports and Policies
■
Water, Sewer, Trash, Gas, Electric, Property Tax, Ins, Repair & Maintenance Bills for the last 2-3 years
■
City, County and State Permits and Licenses
■
Signed lease agreements and signed rules & regulations for each tenant
■
A list of all Park-Owned Homes (if applicable), including Year, Make, Model, Size, Serial Number, VIN and Lot #
■
Certificates of title for Park-Owned Homes (if applicable)
■
Copy of current insurance policy and binder showing premiums and coverages
■
Itemization of past two year’s capital expenditures
■
Current rent roll including home site number, name of resident, move-in date, monthly rent, current balance, additional charges, prepaid rents, delinquencies, security deposits, and brief history of resident as available
■
List of employees/vendors with compensation
■
2-3 years of operating bank statements,
■
Intentionally deleted
■
Any additional information in Seller’s possession which would be helpful to the Buyer in the inspection of the Property.
■
Utilities and what they are made of (what are water/sewer lines made of? What is amperage of electric, etc.)
■
Who pays utilities and how is it metered? Water, sewer, gas, electric, trash, cable, landscaping, etc.
■
List of park problems (infrastructure, tenant, operational, etc.)

2.
Prior to Closing, at Buyer’s request from time to time, Seller shall provide to Buyer a current rent roll and list of all delinquent Tenants within three (3) days after receipt of Buyer’s request.

3.
If Seller desires to retain and not convey any Personal Property (“Excluded Property”), Seller shall deliver to Buyer a list of any such Excluded Property within five (5) days after the Effective Date. If Seller fails to deliver a list of Excluded Property within such five (5) day period, then Seller shall be deemed to have waived its right to exclude any Personal Property from the sale and conveyance of the Property, and all Personal Property owned by Seller shall be included in the sale and conveyance of the Property.

4.
Intentionally deleted

5.
Buyer shall have the right to extend the Closing Date one (1) time for an additional period of Fifteen (15) days if Buyer delivers written notice to Seller of such extension prior to the Closing Date and by depositing additional Earnest Money in the amount of $15,000 with Holder. Such additional amount shall be added to and deemed part of the Earnest Money for all purposes under this Agreement.

6.
The Purchase Price shall be allocated on the Closing Statement as follows: Seventy percent (70%) to the Real Property and twenty percent (20%) to Personal Property and 10% to Goodwill.

7.
Intentionally deleted.

Buyer(s) Initials:	Seller(s) Initials:

EXHIBIT C

LIST OF PARK-OWNED HOMES

[TO BE ATTACHED]

Buyer(s) Initials:	Seller(s) Initials: